UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  February 13, 2009

BPO Management Services, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania

(State or Other Jurisdiction of Incorporation)

0-13591	23-2214195
(Commission File Number)	(IRS Employer Identification No.)

1290 N. Hancock Street, Suite 200, Anaheim Hills, CA	92807
(Address of Principal Executive Offices)	(Zip Code)

(714) 974-2670

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01:   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 13, 2009, BPO Management Services, Inc., a Pennsylvania corporation (the “Company”),  received a letter dated February 11, 2009 from The NASDAQ Stock Market LLC (“NASDAQ”) stating that the Company’s common stock would be delisted, effective on February 13, 2009.  The Company has determined not to appeal this decision to the NASDAQ Listing and Hearing Review Council.

The Company’s stock began being quoted on the OTC Pink Sheets on February 13, 2009.  As the Company desires for its stock to be quoted on the OTC Bulletin Board, the Company has secured a market maker to file a Form 211 for review and approval by FINRA.

A copy of the press release dated February 17, 2009 announcing the delisting from NASDAQ and the filing of a Form 211 with FINRA is attached hereto as Exhibit 99.1.

Item 9.01.   Financial Statements and Exhibits.

 (d)           Exhibits

Exhibit No.                                Description

99.1	Press Release dated February 17, 2009 announcing the delisting from NASDAQ and the filing with FINRA.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 17, 2009

BPO MANAGEMENT SERVICES, INC.

By:	/s/ Donald Rutherford
Donald Rutherford
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.            Description

99.1	Press Release dated February 17, 2009 announcing the delisting from NASDAQ and the filing with FINRA.